Exhibit 99.2

Sienna Biopharmaceuticals Announces Court Approval of Chapter 11 Bidding Procedures

— Bids due on December 2, 2019 by 5:00 p.m. Eastern Time

WESTLAKE VILLAGE, Calif., Nov. 14, 2019 – Sienna Biopharmaceuticals, Inc. (Nasdaq:SNNA) (the “Company”), a clinical-stage biopharmaceutical company, today announced that, on November 13, 2019, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered an order approving Sienna’s proposed bidding procedures and Chapter 11 sale process timeline (the “Bidding Procedures Order”).1 Under the Bidding Procedures Order, all bids to acquire all or substantially all of the Company’s assets, are due to Cowen and Company on or before December 2, 2019 at 5:00 p.m. Eastern Time. The Bidding Procedures Order sets forth various criteria that must be satisfied for a bid to be qualified and, among other things, sets forth procedures pursuant to which Sienna may select one or more “stalking horse bidders”. The Bidding Procedures Order also schedules an auction of the company’s assets on December 5, 2019 at 10:00 a.m. Eastern Time and a hearing to consider approval of any sale on December 10, 2019 at 10:30 a.m. Eastern Time.

In the interim, Sienna continues to manage and operate its business under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code. Sienna has retained Latham & Watkins as legal counsel and Cowen and Company as its investment bank to review financial and strategic alternatives with the goal of maximizing stakeholder value.

About Sienna Biopharmaceuticals

Sienna Biopharmaceuticals, Inc. is a clinical-stage biopharmaceutical company created to bring unconventional scientific innovations to patients whose lives remain burdened by their disease. Sienna has built a unique, diversified, multi-asset portfolio of therapies in immunology and inflammation that target select pathways in specific tissues, with a focus on one of the most important ‘immune’ tissues, the skin. The Company has applied a novel proprietary technology platform to create potent targeted pharmacologically active molecules that are directed toward a specific target tissue and a select disease pathway, and with minimal to no systemic exposure.

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A copy of the Bidding Procedures Order may be obtained without charge on the unofficial docket maintained by the Company’s claims and noticing agent available at: h.t.t.p.s:// dm.epiq11.com/case/Sienna/dockets.

All pleadings filed in Sienna’s Chapter 11 proceeding are maintained on the case docket for Sienna Biopharmaceuticals, Inc., Case No. 19-12051, which can be accessed through the website maintained by the United States Bankruptcy Court for the District of Delaware at h.t.t .p://w.w.w.deb.uscourts.gov or an unofficial version of the case docket along with other case information is available at h.t.t. p.s:// dm.epiq11.com/case/Sienna.

For more information, visit the Company’s website at w.w.w.SiennaBio.com.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements regarding the Chapter 11 bidding procedures and sale process, our intent to maximize stakeholder value, and our ability to continue to manage and operate our business under the jurisdiction of the United States Bankruptcy Court for the District of Delaware. Such forward-looking statements involve substantial risks and uncertainties that could cause Sienna’s future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties inherent in the Chapter 11 process as well as in the pharmaceutical drug and medical device development processes, including the clinical development process, regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing pharmaceutical drug and medical device products, Sienna’s ability to successfully protect and defend its intellectual property, and other matters that could affect the sufficiency of existing cash to fund operations and the availability or commercial potential of Sienna’s drug candidates. Sienna undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Sienna’s most recent Quarterly Report on Form 10-Q and any subsequent current reports filed with the Securities and Exchange Commission.

Contacts:

Interested Bidders

Cowen and Company

Lorie Beers

646-562-1250

Lorie.Beers@cowen.com

Latham & Watkins

Ted Dillman

213-891-8603

Ted.Dillman@lw.com

Investors

IR@SiennaBio.com

Media

media@SiennaBio.com

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